Exhibit E-3

March 18, 2024

The State Treasury of the Republic of Poland
Ministry of Finance
ul. Swietokrzyska 12
Warsaw, Poland

Ladies and Gentlemen,

We have acted as New York counsel to the State Treasury of the Republic of Poland (the “State Treasury”) in connection with the issuance and offering for sale of U.S.$ 1,500,000,000 aggregate principal amount of its 4.625% bonds due 2029 (the “2029 Bonds”), U.S.$ 3,000,000,000 aggregate principal amount of its 5.125% bonds due 2034 (the “2034 Bonds”) and U.S.$ 3,500,000,000 aggregate principal amount of its 5.500% bonds due 2054 (the “2054 Bonds” and, together with the 2029 Bonds and 2034 Bonds, the “Securities”) in the form of a takedown from the State Treasury’s Registration Statement No. 333-277447 under Schedule B (the “Registration Statement”). The issuance and offering for sale of the Securities are collectively referred to herein as the “Offering”. In connection with the Offering we have reviewed the Registration Statement, the Base Prospectus dated March 8, 2024 (the “Base Prospectus”), the Prospectus Supplement dated March 11, 2024 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), the Fiscal Agency Agreement dated as of March 18, 2024 between the State Treasury and Citibank, N.A., as the fiscal agent (the “Fiscal Agency Agreement”) and the Underwriting Agreement dated March 11, 2024 (the “Underwriting Agreement”) by and among the State Treasury and Citigroup Global Markets Inc., Deutsche Bank Aktiengesellschaft, J.P. Morgan SE and Santander US Capital Markets LLC (collectively, the “Underwriters”).

We have examined originals or copies of such agreements, documents, certificates and other statements of the State Treasury and such other papers as we have deemed relevant and necessary in order to give up the opinion hereinafter set forth. As to certain facts material to our opinion, we have relied to the extent that we deemed such reliance proper upon statements of representatives of the State Treasury. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, confirmed, facsimile or photostatic copies.

Based upon the foregoing and subject to the assumptions set forth herein, we are of the opinion that, when duly authorized, executed and delivered by or on behalf of the Minister of Finance of Poland, representing the State Treasury, authenticated in accordance with the provisions of a duly executed Fiscal Agency Agreement and delivered to, and paid for by, the Underwriters thereof in the manner contemplated by the Prospectus and the Underwriting Agreement, the Securities will be valid and legally binding obligations of Poland under the laws of the State of New York.

This opinion is limited to the laws of the State of New York and does not cover any questions arising under or relating to the laws of Poland or any political subdivision thereof or therein and, to the extent such laws may be relevant to the opinion expressed above we have with your permission but without having made any independent investigation with respect thereto, relied on and assumed the correctness of the opinions of the Director of the Legal Department of the Ministry of Finance of Poland of even date herewith and of White & Case M. Studniarek i Wspólnicy - Kancelaria Prawna spółka komandytowa dated March 18, 2024 to you and our opinion, insofar as the laws of Poland or any political subdivision thereof or therein are involved, is subject to any and all exceptions, reservations and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment No. 1 to the Registration Statement and to the use of our name under the captions “Legal Matters” in the Prospectus Supplement and “Validity of the Securities” in the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

MB:DL:BP:SH

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